EXHIBIT B
                                                                       ---------

                             JOINT FILING AGREEMENT
                             -----------------------

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing with all other persons signatory below of a statement on Schedule 13D or any amendments thereto, with respect to the common stock of Equus II Incorporated and that this Agreement be included as an attachment to such filing.

     This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall be deemed to constitute one and the same Agreement.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on July 8, 2005.


                                        MCC EUROPE LIMITED

                                        By: /s/ Kenneth I. Denos*
                                            ---------------------
                                            Name:     Kenneth I. Denos
                                            Title:   Director

                                        MOORE, CLAYTON & CO., INC.

                                        By: /s/ Kenneth I. Denos*
                                            ---------------------
                                            Name:     Kenneth I. Denos
                                            Title:   Executive Vice President

                                        ANTHONY R. MOORE

                                        By: /s/ Anthony R. Moore*
                                            ---------------------
                                        SHARON CLAYTON

                                        By: /s/ Sharon Clayton*
                                            ---------------------


* By: /s/ Robert A. Robertson
     ---------------------
Name: Robert A. Robertson
Title: Attorney-in-fact